SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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The Laclede Group, Inc.
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(Name of Registrant as Specified In Its Charter)

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THE LACLEDE GROUP, INC.
720 OLIVE STREET
ST. LOUIS, MISSOURI 63101

DOUGLAS H. YAEGER CHAIRMAN OF THE BOARD PRESIDENT AND CHIEF EXECUTIVE OFFICER

December 18, 2009
***INVESTOR PROXY VOTING ALERT***

To our Beneficial Shareholders:

As you may or may not know, the New York Stock Exchange (NYSE) has recently eliminated broker discretionary voting for the election of directors. Previously, broker discretionary voting allowed your broker to vote on your behalf for the election of directors if you did not specifically instruct your broker as to how to vote your shares.

If your shares are held in the name of a broker, beginning with this annual meeting your broker will no longer be allowed to vote on the election of directors on your behalf. Therefore, you must return your voting instruction form in order for your shares to be represented on this proposal.

We are reaching out to all of our beneficial shareholders to inform them of this important change to the broker voting rules to urge you to vote the enclosed Voting Instruction Form at your earliest opportunity.

Sincerely,

/s/ Douglas H. Yaeger